SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
COMMUNITY INVESTMENT PARTNERS II, L.P.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No filing fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(h)(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

COMMUNITY INVESTMENT PARTNERS II, L.P.
12555 Manchester Road
St. Louis, Missouri 63131

October ___, 2001

Dear Limited Partner:

        You are cordially invited to attend a Special Meeting of the Limited Partners (the "Special Meeting") of Community Investment Partners II, L.P. (the "Partnership") to be held at 10:00 A.M. (St. Louis time) on November 5, 2001 at 12555 Manchester Road, Room 1012, St. Louis, Missouri.

        At the Special Meeting, the Limited Partners will consider two proposals (the “Proposals”), which request authority to withdraw the Partnership’s election to be regulated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”); and

  subject to approval of the first proposal, ratification of the General Partners’ determination to cause the Partnership to cease to be a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

        Approval of the Proposals and the subsequent deregistration of the Partnership’s units of limited partnership interest under the Exchange Act would result in the Limited Partners losing the safeguards of the 1940 Act and consequently, a substantial reduction in the regulatory burden to which the Partnership is currently subject, which should result in decreased administrative costs. THE GENERAL PARTNERS WILL NOT RECEIVE ANY FEES IN CONNECTION WITH THE PROPOSALS.

        The materials accompanying this letter, which include a Notice of Special Meeting, a Proxy Statement relating to the actions to be taken by the Limited Partners at the Special Meeting and a Proxy card, discuss the Proposals in greater detail.

        The Partnership’s Amended and Restated Agreement of Limited Partnership and the 1940 Act require the consent of the Limited Partners prior to the withdrawal of the Partnership’s election to be regulated as a BDC under the 1940 Act. The Independent General Partners have selected ___________, 2001 as the record date for the Special Meeting, entitling Limited Partners who owned units of limited partnership interest on the record date to vote in accordance with such units. A majority in interest of the Limited Partners must approve the Proposals. Accordingly, Limited Partners holding at least 55,698 units of limited partnership interest, are required to approve Proposal 1. In accordance with the Partnership’s Amended and Restated Agreement of Limited Partnership, the General Partners will not be entitled to vote their units of limited partnership interest to approve Proposal 1. Limited Partners holding at least 55,698 units of limited partnership interest will be required to approve Proposal 2.

        Whether or not you plan to attend the Special Meeting, please complete, sign, date and return your proxy or proxies in the enclosed postage pre-paid envelope. If you attend the Special Meeting, you may vote in person if you wish, even though you have previously returned your proxy or proxies. It is important that your limited partnership units be represented and voted at the Special Meeting.

Sincerely, COMMUNITY INVESTMENT PARTNERS II, L.P.
By:	CIP Management, L.P., LLLP, Managing General Partner
By:	CIP Management, Inc., its Managing General Partner,
By:
Daniel A. Burkhardt, President

COMMUNITY INVESTMENT PARTNERS II, L.P.
12555 Manchester Road
St. Louis, Missouri 63131

NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS
TO BE HELD NOVEMBER 5, 2001

To the Limited Partners of Community Investment Partners II, L.P.:

        Notice is hereby given that a Special Meeting of Limited Partners (the “Special Meeting”) of Community Investment Partners II, L.P. (the “Partnership”) to be held at 10:00 A.M. (St. Louis time) on November 5, 2001 at 12555 Manchester Road, Room 1012, St. Louis, Missouri, for the following purposes:

  Approve Proposal 1, which seeks consent to withdraw the Partnership’s election to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”); and

  Approve Proposal 2, which seeks ratification, subject to the approval of Proposal 1, of the General Partners’ determination to cause the Partnership to cease to be a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The foregoing Proposals are more particularly described in the accompanying Proxy Statement.

        Limited Partners of record at the close of business on ___________, 2001 have been provided with notice of the Special Meeting. Each Limited Partner owning interests in the Partnership on ___________, 2001 shall be entitled to vote such interests at the Special Meeting. The affirmative vote of the Limited Partners whose combined units of limited partnership interest (the “Units”) represent at least a majority of the total Units is required for approval of the Proposals. This means that Limited Partners holding at least 55,698 Units must vote in favor of Proposal 1 in order for the withdrawal of the Partnership’s election to be regulated as a BDC and subsequent deregistration of the Partnership under the 1940 Act to be deemed approved by the Limited Partners. The General Partners will not be entitled to vote any Units held by them for Proposal 1. Limited Partners holding at least 55,698 Units will be required to approve Proposal 2 in order for the Partnership’s election to cease to be a reporting company to be ratified. Failure to vote will be considered a vote against the Proposals.

        In accordance with the Partnership’s Amended and Restated Agreement of Limited Partnership, dated as of November 4, 1992 (as amended and supplemented from time to time, the “Partnership Agreement”), the General Partners may neither approve nor vote any Units held by them to approve, a proposal to withdraw the Partnership’s election to be regulated as a BDC. However, the General Partners have recommended that the Proposals be approved by the Limited Partners.

        Even if you plan to be present at the Special Meeting, please fill in, date, sign and promptly mail the enclosed proxy or proxies in the enclosed postage pre-paid envelope to ensure that your units of limited partnership interest are represented at the Special Meeting. If you attend the Special Meeting, you may vote in person if you wish to do so even though you have previously sent in your proxy or proxies. Should you wish to change your proxy or proxies, you may revoke a proxy by granting a subsequent proxy to the Managing General Partner or to a third party. Proxies which attempt to vote on behalf of units not owned by the Limited Partner giving the proxy will be disregarded.

By order of the Managing General Partner CIP MANAGEMENT, L.P., LLLP
By:	CIP Management, Inc., its Managing General Partner,
By:
Daniel A. Burkhardt, President

COMMUNITY INVESTMENT PARTNERS II, L.P.
12555 Manchester Road
St. Louis, Missouri 63131

PROXY STATEMENT

SPECIAL MEETING OF LIMITED PARTNERS
TO BE HELD NOVEMBER 5, 2001

        The enclosed Proxy (the “Proxy”) is solicited on behalf of Community Investment Partners II, L.P., a Missouri limited partnership (the “Partnership”), for use at the Special Meeting of Limited Partners (the “Special Meeting”) to be held at 10:00 A.M. on November 5, 2001, at 12555 Manchester Road, Room 1012, St. Louis, Missouri, and at any continuance(s) or adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Limited Partners (the “Notice of Special Meeting”). This proxy statement (the “Proxy Statement”) and the enclosed form of Proxy are being first mailed to Limited Partners on or about October ___, 2001. Capitalized terms used, but not defined, herein shall have the meaning assigned to such terms in the Partnership’s Amended and Restated Agreement of Limited Partnership dated as of November 4, 1992 (as amended and supplemented from time to time, the “Partnership Agreement”).

        The close of business on ___________, 2001 has been fixed by the Independent General Partners as the record date for the determination of the Limited Partners entitled to receive notice of and vote at the Special Meeting. As of ___________, 2001, there were 98 Limited Partners who were record holders of none units of limited partnership interest (“Units”) in the Partnership. Of these Units, 111,395 were held by the General Partners of the Partnership. Each Unit represents a $25.00 Capital Contribution to the Partnership.

        Each Limited Partner who owned Units on the record date is entitled to one vote per Unit then owned. All properly executed Proxies in the accompanying form received prior to the Special Meeting will be voted in accordance with instructions given in the Proxies, except that Proxies received from parties who did not own the number of Units specified on the Proxy on the record date will be disregarded to the extent, and only to the extent, that such Units were not owned by such party on the record date. A Limited Partner may revoke his/her Proxy at any time before it is voted by delivering to the Partnership another proxy bearing a later date, by submitting written notice to the Partnership of such revocation, or by appearing in person at the Special Meeting and casting a contrary vote.

        At the Special Meeting, two proposals (the “Proposals”) will be considered. Proposal 1 relates to the withdrawal by the Partnership of its election to be regulated as a business development company (“BDC”) under Section 54 of the Investment Company Act of 1940, as amended (the “1940 Act”), and, if approved, will be followed by the deregistration of the Partnership under the 1940 Act. The vote of a majority of the outstanding Units held by the Limited Partners is necessary to approve Proposal 1.

        Proposal 2 seeks authority to cause the Partnership to cease to be a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Assuming that Proposal 1 is approved by the Limited Partners, the Managing General Partner intends to file the necessary documents with the Securities and Exchange Commission to deregister the Partnership’s Units under the Exchange Act. Although such a vote is not technically required by either the Partnership Agreement or the Exchange Act, the Managing General Partner has determined that in the interest of full and fair disclosure it will present this decision to the Limited Partners for their ratification. The vote of a majority of the outstanding Units is necessary to approve Proposal 2.

        THE GENERAL PARTNERS WILL NOT RECEIVE ANY COMMISSION OR OTHER FEES IN CONNECTION WITH THE PROPOSALS.

        Proxies marked “withhold authority” with respect to the Proposals will have the same effect as if the Units represented thereby were voted against the Proposals. Furthermore, because the actions undertaken at the Special Meeting require the consent of the Limited Partners, rather than a percentage of Units represented, Units not represented at the Special Meeting will have the same effect as Units voted against the Proposals. You may revoke a Proxy by granting a subsequent proxy. The subsequent proxy may either be granted to the Managing General Partner or its representatives, or to a third party.

        The Partnership will pay all costs of preparing and soliciting Proxies for the Special Meeting. In addition to solicitation by mail, the Partnership may solicit Proxies from Limited Partners personally or by telephone.

SUMMARY OF THE PROPOSALS

The Election Withdrawal

        The Managing General Partner requests the approval of the Limited Partners to:

  allow the Partnership to withdraw its election to be regulated as a BDC under the 1940 Act (the “Election Withdrawal”).

Reasons for the Election Withdrawal

        The General Partners believe it would be in the best interests of the Limited Partners and the Partnership for the Partnership to withdraw its previous election to be regulated as a business development company under the 1940 Act and to deregister the Partnership under the 1940 Act. This belief is based on the following factors:

  In the absence of its 1992 registration under the 1940 Act and its election to be regulated as a BDC, today the Partnership would not be subject to any regulation under the 1940 Act because it has less than 100 beneficial owners of its securities; and

  Based on the factors described under the heading “PROPOSAL 1 -- REASONS FOR ELECTION WITHDRAWAL” beginning on page 4 of this Proxy Statement, the General Partners believe that the Election Withdrawal is fair to and in the best interests of the Limited Partners.

The Deregistration

        The Managing General Partner requests that the Limited Partners ratify its decision, which is subject to the approval of Proposal 1, to:

  deregister the Partnership’s Units under the Exchange Act, in order to cause the Partnership to cease to be a reporting company under the Exchange Act (the “Deregistration”).

Reasons for the Deregistration

        If Proposal 1 is approved by the Limited Partners, the General Partners intend to make the necessary filings with the Securities and Exchange Commission to deregister the Partnership’s Units and to cause the Partnership to cease to be a reporting company required to file annual, quarterly and other periodic reports with the Commission. Although neither the 1940 Act nor the Partnership Agreement requires a vote of the Limited Partners to cause the Company to cease to be a reporting company under the Exchange Act, the Managing General Partner has determined that in the interest of full and fair disclosure it will present this decision to the Limited Partners for their ratification. In the event that the Limited Partners approve Proposal 1 but fail to ratify the General Partners’ decision to deregister the Units, the Managing General Partner intends nevertheless to file the necessary forms with the Commission in order to deregister the Units. The rationale for the General Partners’ determination to deregister the Units under the Exchange Act was based on the following factors:

  If the Partnership had not voluntarily registered its Units under Section 12(g) of the Exchange Act in 1992, a decision that was motivated by its election to be regulated as a BDC, today the Partnership would not be required to register its units under the Exchange Act because it has less than 500 holders of any class of its securities; and

  Based on the factors described under the heading “PROPOSAL 2” beginning on page 6 of this Proxy Statement, the General Partners believe that the Deregistration is fair to and in the best interests of the Limited Partners.

        THE GENERAL PARTNERS RECOMMEND A VOTE FOR EACH PROPOSAL ON THE ENCLOSED PROXY CARD.

BACKGROUND OF THE PARTNERSHIP

The Partnership

        The Partnership is a limited partnership that was organized under Missouri law on May 11, 1992. In December 1992, units of limited partnership interest in the Partnership were sold in a public offering through Edward D. Jones & Co., L.P. as selling agent. The Partnership sold 111,410 units of limited partnership interest (“Units”) for an aggregate price of $2,785,250, approximately half of which was contributed by the Limited Partners at that time. On September 15, 1994, the Partnership executed a call to each partner requesting the remainder of the initial capital contributions. After offering expenses, the Partnership received approximately $2,528,000 in proceeds available for investment, including capital contributions from the General Partners. The Partnership elected at the time to be regulated as a BDC and was required to invest and has invested at least 70% of its total assets in “qualifying investments” as specified in the 1940 Act.

        There is no established public trading market for the limited partnership interests of the Partnership. As of ___________, 2001, there were 98 holders of Units in the Partnership; in addition 1,135 units of general partnership interest were held by the General Partners.

        Investment Objective. The investment objective of the Partnership has been to seek long-term capital appreciation by making investments in companies that the Managing General Partner believed offered long-term growth possibilities. The Partnership has sought to achieve this objective by investing in companies that the Managing General Partner believed offered special opportunities for growth. The securities acquired have consisted primarily of common stock and securities convertible into common stock and a combination of equity and debt securities and warrants, options and other rights to acquire such securities. The Partnership has provided investors with the opportunity to participate in investments which were generally not available to the public and which typically required substantially larger commitments than the minimum investment allowed by the Managing General Partner.

        The Partnership is no longer making portfolio investments.

        Management. CIP Management, L.P., LLLP, (the “Managing General Partner”) is responsible for the Partnership’s portfolio company investments, subject to the supervision of the Independent General Partners. The Managing General Partner also performs the management and administrative services necessary for the operation of the Partnership, including arranging for services to be performed by affiliates and managing the Partnership’s money-market investments. The Managing General Partner receives no fee for its services but is reimbursed by the Partnership for certain expenses.

        The Independent General Partners provide overall guidance and supervision with respect to the operations of the Partnership and perform the various duties imposed on the directors of a BDC by the 1940 Act. In addition, the Independent General Partners supervise the management and underwriting arrangements of the Partnership, the custody arrangement with respect to portfolio securities, the selection of accountants, fidelity bonding and transactions with affiliates.

        The Managing General Partner was formed as a Missouri limited partnership on October 10, 1989 and initially registered as a limited liability limited partnership on July 23, 1997. CIP Management, Inc., a Missouri corporation, holds a 1% general partner interest in and is the manager of the Managing General Partner.

        Edward Jones operates over 6,500 brokerage offices in the United States, Canada, and the United Kingdom which engage in investment brokerage, generally catering to individual investors. As a company, Edward Jones also engages in transactions as an underwriter, distributor, and/or dealer and serves as an investment banker for corporate clients. Edward Jones has been the selling agent in three business development companies, including the Partnership. The other two are Community Investment Partners, L.P. (“CIP I”) and Community Investment Partners III, L.P., LLLP (“CIP III”). Edward Jones also served as the placement agent for the privately-held Community Investment Partners IV, L.P., LLLP (“CIP IV”), an employees’ securities company and a private business development company. CIP Management, L.P., LLLP serves as the managing general partner of each of CIP I, CIP III and CIP IV. CIP I is currently in the process of liquidating and being wound up.

PROPOSAL 1
THE WITHDRAWAL OF THE PARTNERSHIP’S ELECTION TO BE
REGULATED AS A BUSINESS DEVELOPMENT COMPANY
UNDER THE 1940 ACT

        The General Partners of the Partnership have proposed, and recommend that the Limited Partners consider and approve, the Partnership’s withdrawal of its election to be regulated as a business development company under the 1940 Act (the “Election Withdrawal”). The purpose of the Election Withdrawal is to have the Partnership cease to be subject to regulation under the 1940 Act altogether, as described below.

        By having elected to be regulated as a BDC, the Partnership was exempt from having to register as an investment company under the 1940 Act and was and is also relieved from compliance with many of the provisions of the 1940 Act applicable to investment companies. However, as a BDC, the Partnership suffers under greater restrictions on permitted types of investments than registered investment companies.

        Subject to the approval of the Partnership’s Limited Partners, if the Partnership withdraws its election to be treated as a BDC but still would be an “investment company” within the meaning of the 1940 Act, the Partnership would have to register as an investment company unless it could rely upon an exemption from the registration requirements of the 1940 Act. Inasmuch as the Partnership believes that it can rely upon the exemption contained in Section 3(c)(1) of the 1940 Act by virtue of it having fewer than one hundred beneficial owners of its securities, the Partnership is recommending that the Limited Partners approve the Partnership’s withdrawal of its election to be treated as a BDC. Approval of the Election Withdrawal Proposal by the Limited Partners will be deemed also to constitute their approval of the Partnership’s application for deregistration under the 1940 Act.

         A.   Reasons for Election Withdrawal

        Since its inception, the Partnership has been a BDC and has pursued a policy of investing in small business concerns in conformity with the requirements imposed upon BDCs. If the Partnership had not made an election to be treated as a BDC, the Partnership would have qualified as an “investment company” subject to regulation under the 1940 Act, which establishes a comprehensive regulatory framework governing numerous aspects of the operation of investment companies and their affiliates. The Partnership is also a “closed-end” investment company in that it does not redeem its Units at the election of a Limited Partner and does not continuously offer its securities for sale to the public.

        Management has experienced certain disadvantages operating the Partnership in compliance with the 1940 Act. Among other disadvantages, the Partnership’s ability to operate effectively and grow has been hindered by the provisions of the 1940 Act, which restricts the ability of the Partnership to enter into transactions with “affiliates.” In the Partnership’s industry, an advantageous method of investing in a portfolio company is for the Partnership to participate in the investment with other investors. The Partnership is less able to aid the portfolio company in finding additional equity and debt investors, participate in larger investments than it would otherwise be able to make on its own, and diversify its investments by not having to invest as much as the portfolio company needs. However, absent an exemptive order from the Commission, which may be difficult and time-consuming to obtain, a company subject to the 1940 Act may not utilize this method of raising capital with its affiliates due to the restrictions in the 1940 Act on an investment company entering into a transaction in which it is a joint participant with an affiliate. Under the 1940 Act, a time-consuming and expensive Commission review is required, regardless of the intrinsic fairness of the proposed transaction or the decision of the Independent General Partners that such transaction is in the best interests of the Limited Partners. The Partnership believes that these restrictions have adversely affected the Partnership’s ability to compete in the small business investment industry by hindering its ability to raise equity capital, to participate in larger investments and to diversity its investments. The restrictions of the 1940 Act on transactions with affiliates also prohibit, absent an exemptive order from the Commission, transactions between portfolio companies. Such restrictions prevent portfolio companies controlled by the Partnership from entering into business relationships among themselves that could be advantageous to one or more of such portfolio companies.

        Moreover, the Partnership must incur significant general and administrative costs in order to comply with the regulations imposed by the 1940 Act. Management devotes considerable time to issues relating to compliance with the 1940 Act, and the Partnership incurs substantial legal and accounting fees with respect to such matters. The General Partners believe that resources now being expended on 1940 Act compliance matters could be utilized more productively if devoted to the operation of the Partnership’s business. The General Partners have determined that the costs of compliance with the 1940 Act are substantial, especially when compared to the Partnership’s net income, and that it would therefore be in the financial interests of the Limited Partners for the Partnership to cease to be regulated under the 1940 Act altogether.

        The General Partners have determined that the most efficacious way to reduce these costs and eliminate the competitive disadvantages the Partnership experiences due to the requirements of the 1940 Act would be to withdraw the Partnership’s election to be treated as a BDC. Following approval by the Limited Partners of the Election Withdrawal Proposal, the Partnership will be required to file with the Commission a notice of withdrawal of election to be regulated as a business development company on Form N-54C pursuant to the 1940 Act. In the absence of an exemption or an exclusion from the definition of “investment company,” the Partnership would otherwise qualify as an “investment company” within the meaning of the 1940 Act upon the withdrawal of its BDC election and would be required to register as an investment company under the 1940 Act.

        However, the Partnership currently has fewer than one hundred beneficial owners of its Units. Section 3(c)(1) of the 1940 Act excludes from the definition of an investment company:

Any issuer whose outstanding securities . . . are beneficially owned by not more than one hundred persons and which is not making and does not presently propose to make a public offering of its securities.

        In reliance upon the foregoing provision, the Partnership believes that upon withdrawal of its election as a BDC and the implementation of its election to cease to be a reporting company under Section 13 of the Exchange Act, the Partnership will be excluded from the definition of an “investment company.” Therefore, the Partnership intends to file with the Commission an Application for Deregistration of Certain Registered Investment Companies on Form N-8F. Upon the effectiveness of a Commission order deregistering the Partnership under the 1940 Act, the Partnership will no longer be subject to regulation under the 1940 Act. As a result, the Partnership will be able to operate as a private investment fund without regulation under the 1940 Act.

        B.   Risks of Election Withdrawal

        The 1940 Act regulates the form, content and frequency of financial reports to Limited Partners; requires that the Partnership file periodic reports with the Securities and Exchange Commission, reports which are designed to disclose compliance with the 1940 Act and to present other financial information; prohibits the Partnership from changing the nature of its business or fundamental investment policies without the prior approval of its Limited Partners; regulates the composition of the General Partners by preventing investment bankers and securities brokers from constituting more than a minority of the General Partners of the Partnership; limits the number of “interested persons” of the Partnership who may be General Partners of the Partnership; requires any investment management contract to be submitted to the Limited Partners for their approval; prohibits certain transactions between the Partnership and affiliated persons, including partners, directors and officers of the Partnership and affiliated companies, unless such transactions are exempted by the order of the Commission; regulates the capital structure of the Partnership by restricting certain issuances of senior equity and debt securities and restricts the issuance of stock options, rights and warrants unless certain conditions are met; prohibits pyramiding by investment companies and the cross-ownership of securities; restricts repurchases of Units and loans by the Partnership; provides for the custody of securities and bonding of certain employees; prohibits certain activities, including, without limitation, purchases of securities on margin and short sales; prohibits voting trusts; requires shareholder ratification of the selection of accountants and establishes certain remedies in the event of breaches of fiduciary duty by various management personnel and others associated with the Partnership.

        Upon implementation of the Election Withdrawal and the effectiveness of the deregistration of the Partnership under the 1940 Act, the Partnership will no longer be subject to the foregoing regulations, all of which are designed to protect the interests of the Limited Partners. Rather, as a private investment fund, the Partnership would be managed at the discretion of its General Partners, all of whom will be subject to customary principles of fiduciary duty and duty of loyalty but no longer will be subject to the protective regulations of the 1940 Act.

        THE GENERAL PARTNERS UNANIMOUSLY RECOMMEND A VOTE “FOR” THE APPROVAL OF THE PARTNERSHIP’S WITHDRAWAL OF ITS ELECTION TO BE TREATED AS A BUSINESS DEVELOPMENT COMPANY.

        PROPOSAL 2.   RATIFICATION OF THE GENERAL PARTNERS’ DETERMINATION TO DEREGISTER THE UNITS AND TO CEASE TO BE A REPORTING COMPANY UNDER THE EXCHANGE ACT.

        The Partnership is currently a reporting company which files reports with the Securities and Exchange Commission under Section 13 of the Exchange Act. No secondary market currently exists for the Partnership's Units, and certain safeguards have been implemented in the Partnership Agreement to ensure that no such market develops. As a BDC, the Partnership was required to make certain disclosures to its Limited Partners in substantially the same form and at such times as the Partnership would have been required to make such disclosures if it were a public company. This compliance required the Partnership to incur substantial accounting, legal and other costs, in addition to the administrative burden associated with periodic reporting. Periodic reporting under the Exchange Act is intended to promote the integrity of actively trading markets and otherwise would not have been required of another company that is not publicly traded and is so closely held as the Partnership. The General Partners believe that it would be in the financial interest of the Limited Partners to no longer subject the Partnership to these costs and this burden.

        An integral part of the Partnership’s efforts to cease to be regulated under the 1940 Act requires that the Partnership cease to be a reporting company under Section 13 of the Exchange Act. If a public trading market for the Partnership’s Units were to develop, the Partnership could not be assured that it would continue to be excluded from the registration requirements of the 1940 Act in reliance upon it having fewer than one hundred beneficial owners of its securities. Furthermore, if the Partnership were to be deemed a publicly traded partnership by the Internal Revenue Service, it would be taxed as a corporation, which would adversely affect the interest of most Limited Partners. As a result, the General Partners have determined that it will be necessary for the Partnership to elect to cease to file reports with the Commission and otherwise cease to make current information regarding the Partnership publicly available. In the event that the Limited Partners approve Proposal 1 but fail to ratify the General Partners’ decision to deregister the Units, the Managing General Partner intends nevertheless to file a Certification and Notice of Termination of Registration Under Section 12(g) of the Exchange Act on Form 15 in order to deregister the Units under the Exchange Act.

        The General Partners will continue to provide information regarding the Partnership’s investment performance to the Limited Partners in accordance with the Partnership Agreement.

THE GENERAL PARTNERS UNANIMOUSLY RECOMMEND A RATIFICATION VOTE “FOR” THE GENERAL PARTNERS’ DETERMINATION TO DEREGISTER THE PARTNERSHIP AS A REPORTING COMPANY UNDER SECTION 13 OF THE EXCHANGE ACT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        As of June 30, 2001, the following parties are known by the Partnership to be the beneficial owners of more than 5% of the Units:

Name	Amount of Beneficial Ownership of Limited Partnership Units	% of Limited Partnership Capital
Richard D. Kiphart	10,131	9.09%
E. Stanley Kroenke	5,633	5.06%

        As of June 30, 2001, no General Partners of the Partnership are known by the Partnership to be the beneficial owners of Units.

        As of June 30, 2001, the General Partners beneficially hold the following units of general partnership interest:

Thomas A. Hughes	0
Ralph G. Kelly	0
CIP Management, L.P., LLLP	1,135

CAUTIONARY STATEMENT REGARDING
FORWARD LOOKING STATEMENTS

        The Managing General Partner has made certain forward-looking statements in this Proxy Statement that are subject to risks and uncertainties. Forward-looking statements include those statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates” or similar expressions. For those statements, the Managing General Partner claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

MARKETS AND MARKET PRICES

        There is no established public trading market on which the Units are traded and no such trading market is expected to develop in the future.

OTHER REPORTS

        Pursuant to the regulations of the Securities and Exchange Commission, the Partnership will provide to each Limited Partner of record on the date hereof, without charge and upon written or oral request of such person, copies of all reports (excluding exhibits) filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year ended December 31, 2000.

        To request a copy of any of these reports, please write or telephone Marilyn Gaffney, Secretary CIP Management, L.P., LLLP, 12555 Manchester Road, St. Louis, MO 63131, (314) 515-2000, or call toll-free, 1-800 331-2451.

PROXY

COMMUNITY INVESTMENT PARTNERS II, L.P.

        This Proxy is solicited on behalf of the Partnership.

        The undersigned does hereby appoint Daniel A. Burkhardt and Marilyn A. Gaffney the true and lawful attorneys-in fact and proxies of the undersigned with full power of substitution, to vote all Units of Limited Partnership of the undersigned in Community Investment Partners II, L.P. at the Special Meeting of Limited Partners to be held on November 5, 2001, commencing at 10:00 A.M., at 12555 Manchester Road, Room 1012, St. Louis, Missouri, and at any continuance(s) or adjournment(s) thereof, upon all subjects that may properly come before the Special Meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side of this Proxy.

Date
Signature
Signature, if held jointly

THE GENERAL PARTNERS RECOMMEND A VOTE FOR THE FOLLOWING

PROPOSAL 1

        A PROPOSAL TO WITHDRAW THE PARTNERSHIP’S ELECTION TO BE REGULATED AS A BUSINESS DEVELOPMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

For the Election Withdrawal [ ]	Withhold authority to vote for the Election Withdrawal [ ]

This Proxy will be voted as specified. If no specification is made, this Proxy will be voted FOR Proposal 1.

THE GENERAL PARTNERS RECOMMEND A VOTE FOR THE FOLLOWING

PROPOSAL 2

        A PROPOSAL TO RATIFY THE GENERAL PARTNERS’ DETERMINATION TO CAUSE THE PARTNERSHIP TO DEREGISTER ITS UNITS AND CEASE TO BE A REPORTING COMPANY UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

For the Deregistration of the Units [ ]	Withhold authority to Deregister the Units [ ]

This Proxy will be voted as specified. If no specification is made, this Proxy will be voted FOR Proposal 2.

2